EXHIBIT 99.1

PennantPark Investment Corporation Announces Financial Results for the Fourth Quarter and Fiscal Year Ended September 30, 2017

NEW YORK, Nov. 29, 2017 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (NASDAQ:PNNT) announced today financial results for the fourth quarter and fiscal year ended September 30, 2017.

HIGHLIGHTS

Quarter ended September 30, 2017 ($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio	$1,153.6
Net assets	$646.8
Net asset value per share	$9.10

Credit Facility	$76.0
2019 Notes	$255.7
SBA debentures	$194.4

Yield on debt investments at quarter-end	11.5%

Operating Results:	Quarter Ended September 30, 2017	Year Ended September 30, 2017
Net investment income	$12.8	$56.4
Net investment income per share	$0.18	$0.79
Distributions declared per share	$0.18	$0.82

Portfolio Activity:
Purchases of investments	$129.4	$508.3
Sales and repayments of investments	$78.6	$544.0

Number of new portfolio companies invested	4	18
Number of existing portfolio companies invested	4	24
Number of ending portfolio companies	55	55

CONFERENCE CALL AT 10:00 A.M. ET ON NOVEMBER 30, 2017

PennantPark Investment Corporation (“we,” “our,” “us” or “Company”) will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, November 30, 2017 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (844) 455-1365 approximately 5-10 minutes prior to the call. International callers should dial (612) 979-9872. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through December 14, 2017 by calling toll-free (855) 859-2056. International callers please dial (404) 537-3406. For all phone replays, please reference conference ID #99339136.

RECENT DEVELOPMENTS

Effective January 1, 2018, PennantPark Investment Advisers, LLC has voluntarily and irrevocably agreed, in consultation with the board of directors, to (i) reduce base management fees to 1.50% of the Company’s “average adjusted gross assets”, (ii) reduce the incentive fee to 17.5% of the Company’s pre-incentive fee net investment income (subject to a 7.00% annualized “hurdle rate” and 100% “catch-up” with a ceiling of 8.4848%) and (iii) reduce the incentive fee to 17.5% of the Company’s cumulative net realized capital gains.

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2017, our portfolio totaled $1,153.6 million and consisted of $466.1 million of first lien secured debt, $399.5 million of second lien secured debt, $120.7 million of subordinated debt and $167.3 million of preferred and common equity. Our debt portfolio consisted of 82% variable-rate investments (including 13% where London Interbank Offered Rate, or LIBOR, was below the floor) and 18% fixed-rate investments. As of September 30, 2017, we had no companies on non-accrual. Overall, the portfolio had net unrealized depreciation of $56.4 million as of September 30, 2017. Our overall portfolio consisted of 55 companies with an average investment size of $21.0 million, had a weighted average yield on interest bearing debt investments of 11.5% and was invested 40% in first lien secured debt, 35% in second lien secured debt, 10% in subordinated debt and 15% in preferred and common equity.

As of September 30, 2016, our portfolio totaled $1,153.7 million and consisted of $397.1 million of first lien secured debt, $425.4 million of second lien secured debt, $177.6 million of subordinated debt and $153.6 million of preferred and common equity. Our debt portfolio consisted of 78% variable-rate investments (including 72% with a LIBOR or prime floor) and 22% fixed-rate investments. As of September 30, 2016, we had four companies on non-accrual, representing 5.3% and 2.8% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $100.3 million as of September 30, 2016. Our overall portfolio consisted of 56 companies with an average investment size of $20.6 million, had a weighted average yield on interest bearing debt investments of 11.9% and was invested 35% in first lien secured debt, 37% in second lien secured debt, 15% in subordinated debt and 13% in preferred and common equity.

For the three months ended September 30, 2017, we invested $129.4 million of investments in four new and four existing portfolio companies with a weighted average yield on debt investments of 9.5%. Sales and repayments of investments for the same period totaled $78.6 million. This compares to the three months ended September 30, 2016, in which we invested $23.3 million in five existing portfolio companies with a weighted average yield on debt investments of 12.6%. Sales and repayments of investments for the same period totaled $135.6 million.

For the fiscal year ended September 30, 2017, we invested $508.3 million of investments in 18 new and 24 existing portfolio companies with a weighted average yield on debt investments of 10.5%. Sales and repayments of investments for the same period totaled $544.0 million. This compares to the fiscal year ended September 30, 2016, in which we invested $330.6 million in four new and 25 existing portfolio companies with a weighted average yield on debt investments of 11.9%. Sales and repayments of investments for the same period totaled $439.7 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three month periods and fiscal years ended September 30, 2017 and 2016.

Investment Income

Investment income for the three months ended September 30, 2017 and 2016 was $27.9 million and $32.2 million, respectively, and was primarily attributable to $12.1 million and $13.2 million from first lien secured debt, $12.7 million and $14.4 million from second lien secured debt and $3.1 million and $4.6 million from subordinated debt, respectively.

Investment income for the fiscal years ended September 30, 2017 and 2016 was $124.5 million and $142.1 million, respectively, and was attributable to $54.4 million and $59.9 million from first lien secured debt, $50.4 million and $60.5 million from second lien secured debt, $17.3 million and $20.9 million from subordinated debt and $2.4 million and $0.8 million from preferred and common equity, respectively. The decrease in investment income over the prior year was primarily due to a reduction of our portfolio at cost.

Expenses

Net expenses for the three months ended September 30, 2017 and 2016 totaled $15.1 million and $17.0 million, respectively. Base management fee totaled $4.8 million (after a base management fee waiver of $0.9 million) and $5.0 million (after a base management fee waiver of $1.0 million), incentive fee totaled $2.3 million (after an incentive fee waiver of $0.4 million) and $2.9 million (after an incentive fee waiver of $0.5 million), debt related interest and expenses totaled $6.0 million and $6.9 million, general and administrative expenses totaled $1.6 million and $1.8 million and taxes totaled $0.4 million and $0.4 million, respectively, for the same periods.

Net expenses for the fiscal years ended September 30, 2017 and 2016 totaled $68.1 million and $71.5 million, respectively. Base management fee totaled $20.3 million (after a base management fee waiver of $3.9 million) and $20.9 million (after a base management fee waiver of $4.0 million), incentive fee totaled $9.3 million (after an incentive fee waiver of $1.8 million) and $13.5 million (after an incentive fee waiver of $2.5 million), debt related interest and expenses totaled $30.5 million (including $3.9 million in amendment costs on our multi-currency, senior secured revolving credit facility, or the Credit Facility) and $27.6 million, general and administrative expenses totaled $6.3 million and $7.1 million and taxes totaled $1.7 million and $2.4 million, respectively, for the same periods. The decrease in expenses over the prior year was primarily due to lower incentive fees and general and administrative expenses.

Net Investment Income

Net investment income totaled $12.8 million and $15.2 million, or $0.18 and $0.21 per share, for the three months ended September 30, 2017 and 2016, respectively.

Net investment income totaled $56.4 million and $70.6 million, or $0.79 and $0.99 per share, for the fiscal years ended September 30, 2017 and 2016, respectively. The decrease in net investment income per share compared to the prior year was primarily due to the repayments of higher yielding investments.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended September 30, 2017 and 2016 totaled $78.6 million and $135.6 million, respectively, and net realized (losses) gains totaled $(0.2) million and $1.6 million, respectively, for the same periods.

Sales and repayments of investments for the fiscal years ended September 30, 2017 and 2016 totaled $544.0 million and $439.7 million, respectively, and net realized losses totaled $31.0 million and $80.5 million, respectively, for the same periods. The change in realized losses compared to the prior year was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments, Credit Facility, 2019 Notes and 2025 Notes

For the three months ended September 30, 2017 and 2016, net unrealized appreciation on investments totaled less than $0.1 million and $22.8 million, respectively. Net unrealized appreciation on our Credit Facility, our 4.50% notes due 2019, or 2019 Notes, and our 6.25% senior notes due 2025, or 2025 Notes, totaled $5.1 million and $11.8 million, respectively, for the same periods.

For the fiscal years ended September 30, 2017 and 2016, net unrealized appreciation on investments totaled $43.9 million and $24.9 million, respectively. Net unrealized (appreciation) depreciation on our Credit Facility, 2019 Notes and 2025 Notes totaled $(7.6) million and $3.7 million for the same periods, respectively. The net change in unrealized appreciation (depreciation) on our investments compared to the prior year was driven primarily by changes in the capital market conditions, financial performance of certain portfolio companies and the reversal of unrealized depreciation (appreciation) of investments that were realized. The change in unrealized (appreciation) depreciation on the Credit Facility, the 2019 Notes and the 2025 Notes compared to the prior year was due to the fluctuating interest rate environment.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $7.4 million and $27.7 million, or $0.10 and $0.39 per share, for the three months ended September 30, 2017 and 2016, respectively.

Net change in net assets resulting from operations totaled $61.7 million and $18.7 million, or $0.87 and $0.26 per share, for the fiscal years ended September 30, 2017 and 2016, respectively. The increase in the net change in net assets from operations compared to the prior year was primarily due to the change in portfolio investment values offset by lower net investment income.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital and proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of September 30, 2017 and 2016, there was $79.4 million and $50.3 million, respectively, in outstanding borrowings under the Credit Facility. The Credit Facility had a weighted average interest rate of 2.42% and 2.76%, respectively, exclusive of the fee on undrawn commitments, as of September 30, 2017 and 2016. The annualized weighted average cost of debt for the years ended September 30, 2017 and 2016, inclusive of the fee on the undrawn commitment of 0.375% on the Credit Facility and upfront fees on Small Business Administration, or SBA, debentures, was 5.04% and 4.35%, respectively.

As of September 30, 2017 and 2016, we had $365.6 million and $494.7 million of unused borrowing capacity under our Credit Facility, respectively, subject to regulatory restrictions.

As of September 30, 2017 and 2016, we had $250.0 million in aggregate principal amount of 2019 Notes outstanding, with a fixed interest rate of 4.50% per year. As of September 30, 2017 and 2016, we had zero and $71.3 million, respectively, in aggregate principal amount of 2025 Notes outstanding, with a fixed interest rate of 6.25% per year. On June 29, 2017, the 2025 Notes were redeemed. The 2025 Notes had been scheduled to mature on February 1, 2025. As of September 30, 2017 and 2016, we had $300.0 million and $225.0 million in SBA debt commitments, respectively, of which $199.0 million and $197.5 million was drawn, respectively.

As of September 30, 2017 and 2016, we had cash and cash equivalents of $38.2 million and $75.6 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities provided cash of $69.2 million for the fiscal year ended September 30, 2017, and our financing activities used cash proceeds of $107.6 million for the same period. Our operating activities provided cash primarily from sales and repayments on our investments and our financing activities used cash primarily to redeem our 2025 Notes.

Our operating activities provided cash of $157.7 million for the fiscal year ended September 30, 2016, and our financing activities used cash proceeds of $132.7 million for the same period. Our operating activities provided cash primarily from sales and repayments on our investments and our financing activities used cash primarily for net repayments on our Credit Facility and our stock repurchase program.

DISTRIBUTIONS

During the fiscal years ended September 30, 2017 and 2016, we declared distributions of $0.82 and $1.12 per share, respectively, for total distributions of $58.3 million and $79.8 million. We monitor available net investment income to determine if a return of capital for taxation purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, common stockholders will be notified of the portion of those distributions deemed to be a return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-K filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	September 30, 2017	September 30, 2016
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$824,106,322 and $805,189,545, respectively)	$849,351,548	$813,467,491
Non-controlled, affiliated investments (cost—$185,799,943 and $262,476,906, respectively)	189,674,977	215,192,547
Controlled, affiliated investments (cost—$200,120,407 and $186,290,695, respectively)	114,550,983	125,019,637
Total of investments (cost—$1,210,026,672 and $1,253,957,146, respectively)	1,153,577,508	1,153,679,675
Cash and cash equivalents (cost—$38,182,373 and $75,617,133, respectively)	38,202,068	75,608,113
Interest receivable	5,906,976	7,032,858
Prepaid expenses and other assets	4,509,289	2,615,232
Total assets	1,202,195,841	1,238,935,878
Liabilities
Distributions payable	12,790,950	19,897,034
Payable for investments purchased	1,014,000	—
Credit Facility payable (cost—$79,392,900 and $50,339,700, respectively)	76,037,341	39,551,187
2019 Notes payable (par—$250,000,000)	255,665,000	254,175,000
2025 Notes payable (par—zero and $71,250,000, respectively)	—	72,618,000
SBA debentures payable, net (par—$199,000,000 and $197,500,000, respectively)	194,364,653	193,244,534
Base management fee payable, net	4,845,237	5,074,830
Performance-based incentive fee payable, net	2,270,008	2,865,444
Interest payable on debt	6,876,756	7,520,113
Accrued other expenses	1,523,425	622,880
Total liabilities	555,387,370	595,569,022
Commitments and contingencies	—	—
Net assets
Common stock, 71,060,836 shares issued and outstanding Par value $0.001 per share and 100,000,000 shares authorized	71,061	71,061
Paid-in capital in excess of par value	818,737,784	819,983,676
Undistributed net investment income	3,333,195	3,119,380
Accumulated net realized loss on investments	(116,598,355)	(84,771,820)
Net unrealized depreciation on investments	(56,425,773)	(100,280,954)
Net unrealized (appreciation) depreciation on debt	(2,309,441)	5,245,513
Total net assets	$646,808,471	$643,366,856
Total liabilities and net assets	$1,202,195,841	$1,238,935,878
Net asset value per share	$9.10	$9.05

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended September 30,
	2017	2016
Investment income:
From non-controlled, non-affiliated investments:
Interest	$84,685,961	$103,659,182
Payment in kind	3,819,996	848,834
Other income	7,079,034	10,945,240
From non-controlled, affiliated investments:
Interest	10,339,444	12,374,621
Payment in kind	5,475,491	680,746
Other income	1,609,935	80,521
From controlled, affiliated investments:
Interest	734,163	731,381
Payment in kind	10,790,300	12,750,302
Other income	—	—
Total investment income	124,534,324	142,070,827
Expenses:
Base management fee	24,218,029	24,852,898
Performance-based incentive fee	11,077,956	16,018,790
Interest and expenses on debt	26,642,113	27,601,242
Administrative services expenses	3,576,000	3,566,667
Other general and administrative expenses	2,662,640	3,605,923
Expenses before Management Fees waiver and provision for taxes	68,176,738	75,646,520
Management Fees wavier	(5,647,358)	(6,539,475)
Provision for taxes	1,700,000	2,350,000
Credit Facility amendment costs	3,866,633	—
Net expenses	68,096,013	71,456,045
Net investment income	56,438,311	70,614,782
Realized and unrealized gain (loss) on investments and debt:
Net realized (loss) gain on investments	(31,027,037)	(80,530,707)
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	16,950,900	48,052,466
Non-controlled and controlled, affiliated investments	26,904,281	(23,126,408)
Debt (appreciation) depreciation	(7,554,954)	3,726,573
Net change in unrealized appreciation (depreciation) on investments and debt	36,300,227	28,652,631
Net realized and unrealized gain (loss) from investments and debt	5,273,190	(51,878,076)
Net increase (decrease) in net assets resulting from operations	$61,711,501	$18,736,706
Net increase (decrease) in net assets resulting from operations per common share	$0.87	$0.26
Net investment income per common share	$0.79	$0.99

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT: Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com